Exhibit 23(a)


                           ARTHUR ANDERSEN LLP






           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As   independent   public  accountants,  we  hereby   consent   to   the
incorporation of our report included in this Form 10-K into IES Industries Inc.'s (the "Company") previously filed Form S-8 Registration Statement (File No. 33-57088) for the Company's Employee Stock Purchase Plan, Form S-8 Registration Statement (File No. 33-32468) for the Company's Employee Savings Plan and Form S-3 Registration Statement (File No. 33-56981) for the Company's Dividend Reinvestment and Stock Purchase Plan.






                                        ARTHUR ANDERSEN LLP



Chicago, Illinois
March 14, 1997